                     DAIMLER-BENZ AUTO GRANTOR TRUST 1995-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JANUARY 1997
DISTRIBUTION DATE: 2/18/97



STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                       Per $1,000 of Original
                                                                                                         Class A/Class B
                                                                                                        Certificate Amount
                                                                                                       ----------------------
   (i)    Principal Distribution
          ----------------------
              Class A Amount                                                         $ 15,424,696.86       $27.053514
              Class B Amount
                                                                                     $    811,826.15       $27.053514
  (ii)    Interest Distribution
          ---------------------
              Class A Amount                                                         $  1,468,316.98       $ 2.575294
              Class B Amount                                                              $77,279.84       $ 2.575294

 (iii)    Amount of Distribution allocable to the Yield Supplement Amount            $     23,234.52
          ---------------------------------------------------------------            ---------------
              Class A Amount                                                         $     22,072.79
              Class B Amount                                                         $      1,161.73

          Amount of Distribution allocable to the (Excess) Shortfall Amount          $      8,572.80
          -----------------------------------------------------------------          ---------------
              Class A Percentage                                                     $      8,144.16
              Class B Percentage                                                     $        428.64

  (iv)    Monthly Servicing Fee                                                      $    264,204.58       $ 0.440221
          ---------------------                                                      ---------------
              Monthly Supplemental Servicing Fee                                     $          0.00       $ 0.000000
              Class A Percentage of the Servicing Fee                                $    250,994.35       $ 0.440221
              Class A Percentage of the Supplemental Servicing Fee                   $          0.00       $ 0.000000
              Class B Percentage of the Servicing Fee                                $     13,210.23       $ 0.440221
              Class B Percentage of the Supplemental Servicing Fee                   $          0.00

   (v)    Class A Principal Balance (end of Collection Period)                       $285,768,529.24
          Class A Pool Factor (end of Collection Period)                                   50.121198%
          Class B Principal Balance (end of Collection Period)                       $ 15,040,448.91
          Class B Pool Factor (end of Collection Period)                                   50.121198%

  (vi)    Pool Balance (end of Collection Period)                                    $300,808,978.15

 (vii)    Class A Interest Carryover Shortfall                                       $          0.00
          Class A Principal Carryover Shortfall                                      $          0.00
          Class B Interest Carryover Shortfall                                       $          0.00
          Class B Principal Carryover Shortfall                                      $          0.00

(viii)    Amount Otherwise Distributable to the Seller that is Distributed to
          Either the Class A or Class B Certificateholders                           $          0.00       $ 0.000000


  (ix)    Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                         $  6,001,631.84
              Class B Amount                                                         $          0.00

   (x)    Aggregate Purchase Amount of Receivables repurchased by
          the Seller or the Servicer                                                 $          0.00

                                                                         Page 1